EXHIBIT 99.1

CONTACT:	James E. Adams
Senior Vice President and Chief Financial Officer
423-278-3050
GREENE COUNTY BANCSHARES AND CIVITAS BANKGROUP AGREE TO MERGE
GREENEVILLE, Tenn. (January 25, 2007) — Greene County Bancshares, Inc. (NASDAQ: GCBS), the holding company for Greene County Bank, which has recently announced that it is changing its name to GreenBank, and Franklin, Tennessee-based Civitas BankGroup, Inc. (NASDAQ: CVBG), the holding company for Cumberland Bank, today announced that they have entered into an Agreement and Plan of Merger under which Greene County Bancshares will acquire all of the common stock of Civitas BankGroup in a stock and cash transaction. Greene County Bancshares will be the surviving entity after the merger is completed. Highlights of the proposed merger include:
•	The creation of a Tennessee-centered, $2.7 billion bank holding company, the second largest bank headquartered in Tennessee;

•	The addition of 12 new GreenBank offices in the Nashville Metropolitan Statistical Area (MSA) with no branch overlap — more than doubling GreenBank’s locations;

•	An increase in GreenBank’s presence in Middle Tennessee to 30 branches;

•	An increase in GreenBank’s footprint to more than 60 locations across Middle and East Tennessee; and

•	Post merger, Greene County Bancshares expects that approximately one-half of its pro forma banking assets will be in Middle Tennessee.
     Stan Puckett, Chairman and Chief Executive Officer of Greene County Bancshares, said, “One of our key strategic initiatives is to expand our presence further in the rapidly growing Middle Tennessee market. Our merger with Civitas BankGroup provides the stronger underpinnings necessary for continued growth and expansion in the future. We are very pleased with the quality and capabilities of the people that will be joining us in the Nashville market, recognizing that this high level of professionalism is essential to our efforts to further expand this market.”
     Under the terms of the Agreement and Plan of Merger, Civitas BankGroup shareholders will elect to receive 0.2674 shares of GCBS common stock or $10.25 in cash for each share of Civitas BankGroup stock, subject to certain adjustments and provisions as contained in the Agreement. Of the total consideration, 70% will be in the form of Greene County Bancshares common stock and the remaining 30% will be in cash. Based on the closing price of Greene County stock on January 24, 2007, the total transaction is valued at approximately $164.3 million or $10.00 per diluted share of Civitas BankGroup common stock.
     The merger agreement, which has been approved by the Boards of Directors of both companies, is subject to the approval by shareholders of both companies and appropriate regulatory
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Greene County Bancshares, Inc. • 100 North Main Street • Greeneville, TN 37743 • (423) 639-5111

GCBS Announces Merger with Civitas

January 25, 2007
authorities, as well as other customary conditions. The transaction is expected to close during the second quarter of the year.
     Scott & Stringfellow is advising Greene County Bancshares on this transaction and has delivered a fairness opinion to its Board of Directors. Keefe, Bruyette & Woods is serving as financial advisor to Civitas BankGroup and has delivered a fairness opinion to its Board of Directors.
     Cumberland Bank operates 12 full-service branches in the Nashville MSA — one of the most populous in the nation. With over 1.48 million people, it is the eighth leading MSA in the Southeast and the tenth largest deposit market in the Southeast. The addition of the 12 full-service Cumberland Bank branches with the existing 10 Nashville MSA branches of Greene County Bancshares will result in pro forma banking assets of approximately $1.2 billion in the fast-growing Nashville MSA. It also increases the Company’s presence across Middle Tennessee, from Clarksville in the north to Lawrenceburg in the south, with 30 full-service branch locations having assets in excess of $1.4 billion.
     Richard Herrington, President and Chief Executive Officer of Civitas BankGroup, commented, “Greene County Bancshares and Cumberland Bank are both growing, high-quality companies. A merger of the two will result in a major presence in one of the most attractive growth markets in the country. Cumberland Bank customers will have access to 10 additional conveniently located Middle Tennessee branches upon completion of the merger.”
     Greeneville, Tennessee-based Greene County Bancshares, Inc., with total assets of approximately $1.7 billion, is the holding company for GreenBank. Greene County Bank, founded in 1890, has 49 branches throughout East and Middle Tennessee, one branch each in Bristol, Virginia, and Hot Springs, North Carolina, and a wealth management office in Lebanon, Tennessee. In addition, GreenBank also conducts separate businesses through three wholly owned subsidiaries: Superior Financial Services, Inc., a consumer finance company; GCB Acceptance Corporation, a consumer finance company specializing in subprime automobile lending; and Fairway Title Co., a title insurance company.
     In connection with the proposed acquisition of Civitas BankGroup, Greene County Bancshares will file with the Securities and Exchange Commission (“SEC”)a registration statement on Form S-4 to register the shares of Green County Bancshares common stock to be issued to the shareholders of Civitas BankGroup. The registration statement will include a joint proxy statement/prospectus that will be sent to the shareholders of each of Civitas BankGroup and Greene County Bancshares seeking their approval of the proposed transaction.
Additional Information and Where to Find It
     In connection with the proposed merger, Greene County Bancshares and Civitas BankGroup will file a joint proxy statement/prospectus with the SEC.
     INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREENE COUNTY BANCSHARES, CIVITAS BANKGROUP AND THE PROPOSED TRANSACTION.
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GCBS Announces Merger with Civitas

January 25, 2007
     Investors and security holders may obtain free copies of these documents once they are available through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Greene County Bancshares, 100 North Main Street, Greeneville, TN 37743, Attention: James E. Adams (423) 278-3050, or Civitas BankGroup, 4 Corporate Centre, 810 Crescent Centre Drive, Suite 320, Franklin, TN 37067, Attention: Lisa L. Musgrove (615) 234-1232.
     This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
Participants in the Solicitation
     The directors and executive officers of Greene County Bancshares and Civitas BankGroup may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information about Greene County Bancshares’s directors and executive officers is contained in the proxy statement filed by Greene County Bancshares with the Securities and Exchange Commission on March 27, 2006, which is available on Greene County Bancshares’s web site (www.mybankconnection.com) and at the address provided above. Information about Civitas BankGroup’s directors and executive officers is contained in the proxy statement filed by Civitas BankGroup with the Securities and Exchange Commission on March 29, 2006, which is available on Civitas BankGroup’s website (www.civitasbankgroup.com) and at the address provided above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests by security holding or otherwise, will be contained in the joint proxy statement/prospectus and other relevant material to be filed with the Securities and Exchange Commission when they become available.
Forward-Looking Statements
     All statements, other than statements of historical fact included in this release, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking including statements about the benefits of the merger to Greene County Bancshares and Civitas BankGroup, future financial and operating results and Greene County Bancshares’s plans, objectives and intentions. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Greene County Bancshares to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, the risk that the cost savings and any revenue synergies from the merger may be realized or take longer than anticipated, disruption from the merger with customers, suppliers or employee relationships, the risk of successful integration of the two businesses, the failure of Civitas BankGroup or Greene County Bancshares shareholders to approve the merger and the ability to obtain required governmental approvals of the proposed terms and anticipated schedule. Additional factors which could affect the forward-looking statements can be found in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K of both Greene County Bancshares and Civitas BankGroup filed or furnished with the Securities and Exchange Commission and available on the Commission’s website set forth above. Greene County Bancshares and Civitas BankGroup disclaim any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

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GCBS Announces Merger with Civitas

January 25, 2007
MERGER FACT SHEET
ACQUISITION OF CIVITAS BANKGROUP (CVBG)
BY GREENE COUNTY BANCSHARES (GCBS)

Contacts	Stan Puckett
Chairman and Chief Executive Officer
Greene County Bancshares
(423) 278-3010

James E. Adams
Chief Financial Officer
Greene County Bancshares
(423) 278-3050

Richard Herrington
President and Chief Executive Officer
Civitas BankGroup
(615) 263-9510

Lisa L. Musgrove
Chief Financial Officer and Chief Operating Officer
Civitas BankGroup
(615) 234-1232

Transaction Summary:

Purchase Price	$10.25 per CVBG share

Aggregate Purchase Price	$164.3 million (1)

Fixed Exchange Ratio	0.2674 shares of GCBS for each share of CVBG

Collars	Reciprocal Collars of Plus/minus 10%

GCBS Announces Merger with Civitas

January 25, 2007

Dilution/Accretion:
2007	Breakeven
2008	Modestly Accretive to Earnings

Consideration	Tax free exchange; 70% stock, 30% cash (Shareholders of CVBG may elect to receive all cash, all stock, or a combination of cash and stock, so long as the consideration remains at a 70/30 split in the aggregate)

Termination fee	$5 million, in certain events

Premium to Market	28% based on January 24, 2007 closing price

Price to 2006 earnings	24.6x (Estimated)

Price to Book	300% (Estimated)

Anticipated Closing	Second Quarter 2007

Approvals	Shareholders of Both GCBS and CVBG and Regulatory

Merger Related, One-Time Costs	Compensation and benefits	$2.0 million
	Equipment write-offs	$1.0 million
	Transaction fees	$2.0 million
	Other	$0.6 million

	Total one-time costs	$5.6 million
General Information:

	GCBS	CVBG(2)	Pro Forma
Total Branches	51	12	63
Nashville MSA branches	10	12	22
Total Assets	$1.773 million	$866 million	$2.702 billion
Nashville MSA Assets	$370 million	$866 million	$1.236 billion
Loans	$1.540 million	$599 million	$2.139 million
Deposits	$1.333 million	$691 million	$2.024 million
Equity	$184 million	$53 million	$288 million
(1) Based upon GCBS closing price on January 24, 2007.
(2) Financial data as of September 30, 2006.